Exhibit 10.1

Neuralstem, Inc.

20271 Goldenrod Lane, 2nd Floor

Germantown, Maryland 20876

March 20, 2017

Sabby Healthcare Master Fund, Ltd.

Sabby Volatility Warrant Master Fund, Ltd.

c/o Sabby Management, LLC

10 Mountain view Road #205

Upper Saddle River, New Jersey 07458

RE: Letter Agreement

Dear Sirs:

We are advised that Sabby Healthcare Master Fund, Ltd. (“Sabby Health”) and Sabby Volatility Warrant Master Fund, Ltd. (“Sabby Volatility”) (collectively "Sabby Entities") are the record and beneficial owners of Neuralstem, Inc. (“Neuralstem”) common stock purchase warrants (“Warrants”) entitling the Sabby Entities to purchase an aggregate of 692,309 shares (9,000,000 shares prior to the 1-for-13 reverse stock split effective January 6, 2017) of Neuralstem’s common stock, $0.01 par value, as follows:

Warrant Holder	Grant Date	Expiration Date	Number of Shares (pre- reverse stock split)	Number of Shares (post reverse stock split)	Issuance Exercise Price (pre- reverse stock split)	Current Exercise Price (post reverse stock split, other adjustments)
Sabby Healthcare Master Fund, Ltd.	5/6/2016	5/6/2021	6,000,000	461,539	$0.40	$3.25
Sabby Volatility Warrant Master Fund, Ltd.	5/6/2016	5/6/2021	3,000,000	230,770	$0.40	$3.25

You have indicated your desire to assist Neuralstem with its current capital needs by waiving your ability to benefit from the remaining balance of the current term of the Warrants, and instead exercising your Warrants in full for cash provided that Neuralstem issues to Sabby Health and Sabby Volatility, as applicable, as an inducement to exercise the Warrants, one (1) inducement warrant (“Inducement Warrant(s)”) for every three (3) Warrants exercised for cash. Each Inducement Warrant shall (i) have an issuance date of March 20, 2017, (ii) a term of one (1) year, and (iii) have an exercise price equal to $5.80 (the closing price of Neuralstem’s common stock on March 17, 2017). The Inducement Warrants contain provisions providing for an adjustment in the underlying number of shares and exercise price in the event of stock splits or dividends, subsequent rights offerings, pro rata distributions, and fundamental transactions. Furthermore, in the event that the shares underlying the Inducement Warrants (“Inducement Warrant Shares”) are not subject to an effective registration statement at the time of exercise, the Inducement Warrants may be exercised on a cashless basis after six (6) months from the issuance date. The form of Inducement Warrant is attached hereto this agreement as Exhibit A.

The Sabby Entities have until the Inducement Deadline (as defined below) to exercise all 692,309 Warrants.

The Company shall file a resale registration statement for the resale of the Inducement Warrant Shares and have it go effective prior to the release of Phase II data related to the Company’s current clinical trial for NSI-189.  In the event the registration statement covering the Inducement Warrant Shares is not effective by such time, the company shall pay the undersigned holders, in cash, as liquidated damages and not as a penalty, an amount equal to 2% per month for each 30 day period (pro rata on a daily basis if less than 30 days) that the registration statement is not declared effective within the time period set forth above.

Except as expressly stated herein, this agreement is not a waiver of any provision of the Warrants. The Inducement Warrant will be mailed within three (3) business days of the receipt of the cash proceeds upon the exercise of the Warrants.

Wiring instructions for payments upon the exercise of the Warrants are annexed hereto.

Additionally, the parties hereby agree to their respective representations, warranties and covenants set forth on Annex A attached hereto. Any term not defined herein shall have the definition ascribed to it in the Inducement Warrant.

From the date hereof until 5 Trading Days after the date hereof neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents. Notwithstanding the foregoing, this provision shall not apply in respect of an Exempt Issuance. “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers,  directors or consultants (provided that aggregate grants to consultants cannot exceed 500,000 shares of Common Stock or Common Stock Equivalents (as defined in the Inducement Warrant) in any 12 calendar months and that the Common Stock and Common Stock underlying any Common Stock Equivalent is not registered pursuant to the Securities Act) of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. For purposes of the Warrant and Underwriter Agreement, Person means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

The Company has not offered, and, provided Notices of Exercise have been delivered as to all Warrants on or before the Inducement Deadline, will not offer, any terms or consideration to any holder of other Common Stock purchase warrants issued with, or of the same series as, or pursuant to the Underwriting Agreement (as defined in Annex A) the Warrants, which terms and conditions are more favorable to any such holders than the terms of this letter agreement. The determination of whether such terms or consideration are more favorable to another holder shall be in the sole discretion of the Sabby Entities.

The Company shall file a Current Report on Form 8-K with the Commission prior to 9 am ET on March 20, 2017 disclosing the material terms of this letter agreement.

The Company represents, warrants and covenants that, upon acceptance of this offer, the shares underlying the Warrants shall be issued free of any legends or restrictions on resale by Holder and all of the Warrant Shares shall be delivered electronically through the Depository Trust Company within 1 business day of the date the Company receives the Warrants Exercise Price (or, with respect to shares in that would otherwise be in excess of the Beneficial Ownership Limitation, within 2 business days of the date the Company is notified by Holder that its ownership is less than the Beneficial Ownership Limitation). The terms of the Warrants, including but not limited to the obligations to deliver the Warrant Shares, shall otherwise remain in effect as if the acceptance of this offer were a formal Notice of Exercise (including but not limited to any liquidated damages and compensation in the event of late delivery of the Warrant Shares).

This offer will expire at 12:00 pm ET on Tuesday March 21, 2017 (“Inducement Deadline”).

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto have executed this agreement as of March 19, 2017.

COMPANY:

NEURALSTEM, INC.

By: ___________________________________
Name: Richard Daly
Title: Chief Executive Officer

SABBY ENTITIES:

SABBY HEALTHCARE MASTER FUND, LTD.

By: ___________________________________
Name:
Title:

SABBY VOLATILITY WARRANT MASTER FUND, LTD.

By: ___________________________________
Name:
Title:

SCHEDULE A

WIRING INSTRUCTIONS

EXHIBIT A

FORM OF INDUCEMENT WARRANT

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the undersigned:

(a)             Affirmation of Prior Representations, Warranties and Covenants. The Company hereby represents and warrants to the undersigned that the Company’s representations and warranties as set forth in Section 3 of the Underwriter Agreement, dated as of May 3, 2016 (the “Underwriter Agreement”), together with any updates in the Company’s SEC Reports subsequent to the Underwriter Agreement, are true and correct as of the date hereof and have been fully performed as of the date hereof. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Underwriter Agreement and Inducement Warrant.

(b)            Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)             No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) subject to any required approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect (as defined in the Purchase Agreement).

(d)            Issuance of the Inducement Warrant. The issuance of the Inducement Warrant is duly authorized and, upon the execution of this letter agreement by the undersigned, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The shares issuable upon exercise of the Inducement Warrant (“the Inducement Warrant Shares”), when issued in accordance with the terms of the Inducement Warrant, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Inducement Warrant Shares in full.

(e)             Equal Consideration. Except as set forth in this letter agreement, no consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Underwriter Agreement or the Warrants.

(f)             Legends. Transfer Restrictions.

(i)              The Inducement Warrant and Inducement Warrant Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Inducement Warrant or Inducement Warrant Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a undersigned or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Inducement Warrant and Inducement Warrant Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this letter agreement.

(ii)            The undersigned agrees to the imprinting, so long as is required by this Section (i), of a legend on any of the Inducement Warrant and Inducement Warrant Shares in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a undersigned may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Inducement Warrant to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this letter agreement and, if required under the terms of such arrangement, the undersigned may transfer pledged or secured Inducement Warrant to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate undersigned’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Inducement Warrant may reasonably request in connection with a pledge or transfer of the Inducement Warrant or Inducement Warrant Shares.

(iii)          Certificates evidencing the Inducement Warrant Shares shall not contain any legend (including the legend set forth in Section (f)(ii) hereof), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Inducement Warrant Shares pursuant to Rule 144, (iii) if such Inducement Warrant Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to its transfer agent if required by the transfer agent to effect the removal of the legend hereunder. If all or any portion of a Inducement Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Inducement Warrant Shares, or if such Inducement Warrant Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if the Inducement Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Inducement Warrant Shares or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Inducement Warrant Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section (f), it will, no later than three Trading

Days following the delivery by a undersigned to the Company (or its transfer agent) of a certificate representing Inducement Warrant Shares, as the case may be, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the undersigned a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Inducement Warrant Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the undersigned by crediting the account of the undersigned’s prime broker with the Depository Trust Company System as directed by the undersigned.

(iv)          In addition to such undersigned’s other available remedies, the Company shall pay to an undersigned, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Inducement Warrant Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a undersigned by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such undersigned that is free from all restrictive and other legends and (b) if after the Legend Removal Date such undersigned purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such undersigned of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such undersigned anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such undersigned’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Inducement Warrant Shares that the Company was required to deliver to such undersigned by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such undersigned to the Company of the applicable Inducement Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

(g)            Public Information Failure. At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Inducement Warrant Shares may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to the undersigned’s other available remedies, the Company shall pay to the undersigned, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Inducement Warrant Shares, an amount in cash equal to two percent (2.0%) of the aggregate Exercise Price of the Inducement Warrant of the undersigned’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for the undersigned to transfer the Inducement Warrant Shares pursuant to Rule 144.  The payments to which the undersigned shall be entitled pursuant to this Section (g) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit the undersigned’s right to pursue actual damages for the Public Information Failure, and the undersigned shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(h)            Listing of Common Stock. The Company shall apply to list or quote all of the Inducement Warrant Shares on the Trading Market and promptly secure the listing of all of the Inducement Warrant Shares on such Trading Market.

Representations, Warranties and Covenants of the undersigned. The undersigned hereby represents, warrants and covenants as of the date hereof to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)             Own Account. The undersigned understands that the Inducement Warrant is a “restricted security” and has not been registered under the Securities Act or any applicable state securities law and is acquiring the Inducement Warrant as principal for its own account and not with a view to or for distributing or reselling such Inducement Warrant or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Inducement Warrant or Inducement Warrant Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Inducement Warrant in violation of the Securities Act or any applicable state securities law. The undersigned is acquiring the Inducement Warrant hereunder in the ordinary course of its business.

(b)             Status. At the time the undersigned was offered the Inducement Warrant, it was, and as of the date hereof it is, and on each date on which it exercises any Inducement Warrant, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(c)             Experience of the undersigned. The undersigned, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Inducement Warrant, and has so evaluated the merits and risks of such investment. The undersigned is able to bear the economic risk of an investment in the Inducement Warrant and, at the present time, is able to afford a complete loss of such investment.